As filed with the Securities and Exchange Commission on May 10, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Skye Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	45-0692882
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
11250 El Camino Real, Suite 100
San Diego, CA 92130
Tel: (858) 410-0266
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Punit Dhillon
Chief Executive Officer
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
(858) 410-0266
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With Copies to:
Steven G. Rowles
John Hensley
Morrison & Foerster, LLP
12531 High Bluff Drive, #100
San Diego, CA 92130
Tel: (858) 720-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This registration statement contains two prospectuses:
•a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $300,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, rights and/or units; and
•a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of approximately $100,000,000 of the registrant’s common stock that may be issued and sold from time to time under an equity distribution agreement with Piper Sandler & Co.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The approximately $100,000,000 of common stock that may be offered, issued and sold by the registrant under the equity distribution agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 10, 2024.
PROSPECTUS
Skye Bioscience, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell and the manner in which they may be offered. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer the securities.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is traded on the Nasdaq Global Market under the symbol “SKYE.” On May 9, 2024, the last reported sale price of our common stock was $12.07 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, prior to investing in any of our securities.
We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or units comprised of two or more of the foregoing securities, together or separately, in one or more offerings for an aggregate amount of up to $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction whether the offer or sale is not permitted.
Unless the context indicates otherwise, as used in this prospectus, the terms “Skye,” the “Company,” “we,” “us” and “our” refer to Skye Bioscience, Inc., a Nevada corporation, and its wholly-owned subsidiaries.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skyebioscience.com. The information available on or through our website is not part of this prospectus or any accompanying prospectus supplement or related free writing prospectus. We have included our website in this prospectus solely as an inactive textual reference.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.
INFORMATION INCORPORATED BY REFERENCE
The SEC rules allow us to “incorporate by reference” into this prospectus information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.
This prospectus and the registration statement of which this prospectus is a part incorporate by reference the information or documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with the SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 22, 2024;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 12, 2024, March 4, 2024 and March 13, 2024; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 10, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.
Skye Bioscience, Inc.
11250 El Camino Real
Suite 100, San Diego, CA
(858) 410-0266
Attn: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:
•the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;
•the timing, progress and results of our clinical studies for SBI-100 Ophthalmic Emulsion (SBI-100 OE) and nimacimab and our estimates regarding the market opportunity for SBI-100 OE and nimacimab if approved;
•the early stage of our product candidates presently under development;
•our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;
•our ability to retain or hire key scientific or management personnel;
•our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•our dependence on University of Mississippi, third party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators, including global supply chain disruptions;
•our ability to develop successful sales and marketing capabilities in the future as needed;
•the size and growth of the potential markets for any of our current product candidates, and the rate and degree of market acceptance of any of our current product candidates;
•competition in our industry;
•regulatory developments in the United States and foreign countries; and
•current pending litigation matters, including Wendy Cunning vs Skye Bioscience, Inc.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
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PROSPECTUS SUMMARY
The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock, par value $0.001 per share (the “Common Stock”). Before making an investment decision, you should carefully read the entire prospectus, especially the risks of investing in our Common Stock discussed under the heading “Risk Factors” in this prospectus. You should also carefully read the information in this prospectus and other information we incorporate by reference herein, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.
Overview
We are a clinical stage biopharmaceutical company with a mission to pioneer the development of new medicines that unlock the pharmaceutical potential of the endocannabinoid system (“ECS”). Our clinical assets focus on the modulation of cannabinoid receptor 1 (“CB1”) to provide novel treatments and alternatives for diseases caused by metabolic disorders, inflammation, fibrosis and neurodegeneration, such as obesity and glaucoma. Our Phase 2 clinical candidates include nimacimab, a negative allosteric modulating antibody that inhibits peripheral CB1 receptors, currently being developed for the treatment of obesity and SBI-100 Ophthalmic Emulsion (“SBI-100 OE”), a CB1 agonist (activator), currently being developed for the treatment of glaucoma and ocular hypertension. Both of these differentiated drug candidates are focused on distinct opportunities with large unmet needs: 1) Obesity - where a patients now need additional treatments that have the ability to preserve muscle tissue and improve metabolic dysfunction either as new monotherapies or in combination which existing treatments, and 2) Glaucoma - where novel drugs with distinct mechanisms are needed, especially those that are safe, well-tolerated and have neuroprotective potential. We have filed and successfully opened an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for nimacimab in obesity, and we plan to launch a Phase 2 clinical trial to evaluate nimacimab for the treatment of obesity as monotherapy compared against placebo, as well as evaluate the combination of nimacimab and a GLP-1 agonist in Q3 2024, with final data in late 2025. We are also continuing clinical development of SBI-100 OE for glaucoma and ocular hypertension, with the first data read out from our recently completed Phase 2a trial anticipated in Q2 2024.
Corporate Information
We were incorporated in the State of Nevada on March 16, 2011. Our common stock is quoted on the Nasdaq Global Market under the symbol “SKYE”. Our principal executive offices are located at 11250 El Camino Real, Suite 100, San Diego, CA 92130, and our telephone number is (858) 410-0266. In August 2019, we formed a subsidiary in Australia, called SKYE Bioscience Australia for the purpose of undertaking preclinical and clinical studies in Australia. Our website is located at http://www.skyebioscience.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. We have included our website in this prospectus solely as an inactive textual reference. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.
Nasdaq Global Market Listing
Our common stock is listed on The Nasdaq Global Market under the symbol “SKYE.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves substantial risks. Before acquiring securities from us, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.”
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as our funding requirements and the availability and cost of other funds at the time of sale, the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities, certificates of deposits or short-term U.S. government securities.
DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

GENERAL DESCRIPTION OF SECURITIES
We may offer shares of our common stock or preferred stock, various series of debt securities, warrants or other rights to purchase common stock or preferred stock, or units consisting of combinations of the foregoing, either individually or in combination with other securities, in each case from time to time under this prospectus, together with the applicable prospectus supplement or any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a type or series of securities, we will provide a prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•voting or other rights;
•rates and times of payment of interest, dividends or other payments;
•original issue discount;
•maturity;
•ranking;
•restrictive covenants;
•redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
•any securities exchange or market listing arrangements; and
•important U.S. federal income tax considerations.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change any of the information contained in this prospectus or in the documents incorporated by reference in this prospectus. We urge you to read the prospectus supplement related to any securities being offered.
We may sell the securities directly to investors or to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement (a) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them, (b) details regarding over-allotment options, if any, and (c) net proceeds to us, if any.
The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our Certificate of Incorporation, Bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material features of the capital stock of the Company. The following summary does not purport to be complete and is subject to and qualified in its entirety by the Nevada Revised Statutes and other applicable law, as well as the provisions of the Company’s articles of incorporation, as amended and as currently in effect (the “Articles of Incorporation”), which are filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024, and the Company’s amended and restated bylaws, as amended and as currently in effect (the “Bylaws”), which are filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2023. The Company’s stockholders are urged to read the Articles of Incorporation and Bylaws carefully and in their entirety.
Pursuant to the Articles of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 100,200,000 consisting of 100,000,000 shares of common stock, par value $0.001 per share and 200,000 shares of preferred stock, par value $0.001 per share.
Common Stock
General
The holders of common stock of the Company are not entitled to pre-emptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless the board of directors of the Company determines otherwise, the Company will issue all of its capital stock in uncertificated form.
Voting Rights
The holders of shares of our common stock are entitled to one non-cumulative vote per share.
Dividends and Distributions
Subject to preferences that may apply to any shares of the Company’s preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Company’s board of directors may determine.
Liquidation Rights
Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of common stock after payment of liquidation preferences on any Company preferred stock outstanding at that time and any creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Rights of Repurchase
The Company will not have any rights to repurchase shares of its common stock.
Preemptive or Similar Rights
The common stock is not entitled to preemptive rights and is not subject to redemption.
Preferred Stock
The board of directors of the Company has authority to issue shares of Company preferred stock in one or more series, to fix for each such series such voting powers (full or limited, or no voting powers), designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the

Nevada Revised Statutes and any other applicable Law (“Nevada Law”). The issuance of Company preferred stock could have the effect of decreasing the trading price of the shares of common stock, restricting dividends on the Company’s capital stock, diluting the voting power of the common stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company.
The prospectus supplement relating to any preferred stock that we may offer will describe the terms of any preferred stock being offered, including:
•the number of shares and designation or title of the shares;
•any liquidation preference per share;
•any date of maturity;
•any redemption, repayment or sinking fund provisions;
•any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
•any voting rights;
•if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
•whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;
•the place or places where dividends and other payments on the preferred stock will be payable; and
•any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.
The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our amended and restated articles of incorporation. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.
All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the Common Stock with respect to dividend or liquidation rights or both.
Anti-Takeover Provisions
The provisions of our Articles of Incorporation and Bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest, including an attempt that might result in the stockholder’s receipt of a premium over the market price for the stockholder’s shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.
Blank Check Preferred Stock
Our Articles of Incorporation authorize the issuance of up to 200,000 shares of preferred stock in one or more series with such voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights, as are determined by our board of directors in accordance with Nevada law.

Board of Directors
Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Removal of Directors; Vacancies
Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our Articles of Incorporation provide that subject to the rights of any one or more series of preferred stock then outstanding, any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director, or by the stockholders entitled to vote thereon.
No Cumulative Voting
The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our Articles of Incorporation do not permit cumulative voting.
Special Stockholder Meetings
Our Articles of Incorporation provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors or (iii) two or more of the members of our board of directors. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our Bylaws established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.
Exclusive Forum
Our Articles of Incorporation provide that to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, consultants or agents to the corporation or any of our stockholders, (iii) any action arising or asserting a claim arising pursuant to the NRS or any provision of our Articles of Incorporation or Bylaws or (iv) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is ClearTrust, LLC. The transfer agent’s address is 16540 Pointe Village Dr, Suite 210, Lutz, Florida 33558, and its telephone number is 1-813-235-4490. Our shares of common stock were issued in uncertificated form only, subject to limited circumstances.
Nasdaq Global Market
Our common stock is traded on the Nasdaq Global Market under the symbol “SKYE.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.
Debt securities will be issued under one or more indentures-contracts between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.
General
Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to any series of debt securities:
•the title or designation;
•whether they will be secured or unsecured, and the terms of any security;
•whether the debt securities will be subject to subordination, and any terms thereof;
•any limit upon the aggregate principal amount;
•the date or dates on which the debt securities may be issued and on which we will pay the principal;
•the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;
•the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•the currency of denomination;
•if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;
•the form of consideration in which principal of, premium or interest will be paid;
•the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;
•the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;
•whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
•provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;
•the form of the debt securities;
•the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;
•provisions, if any, granting special rights to holders upon the occurrence of specified events;
•any restriction or condition on transferability;
•any addition or change in the provisions related to compensation and reimbursement of the trustee;
•any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;
•whether the debt securities will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and
•any other terms which may modify or delete any provision of the indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.
Events of Default under the Indenture
Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
•if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
•if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to the Company.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.
Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.
Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.
Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
Except as we may otherwise provide in a prospectus supplement, the debenture trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:
•to surrender any right or power conferred upon the Company;
•to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
•to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
•to evidence the succession of another entity to the Company;

•to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;
•to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;
•to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;
•to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and
•to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of holders of any debt securities.
In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The debenture trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest payable in currency other than that stated;
•impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;
•materially adversely affecting the economic terms of any right to convert or exchange; and
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.
Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.
Form, Exchange and Transfer
Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depository named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the indenture trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.
All money we pay to a paying agent or the debenture trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours or, due to the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of such indentures and the issuance of the debt securities.

DESCRIPTION OF WARRANTS, OTHER RIGHTS AND UNITS
We may, from time to time, issue warrants or other rights (together, “Rights”), in one or more series, for the purchase of common stock or preferred stock. We may issue Rights independently or together with such securities, and such Rights may be attached to or separate from them. Rights will be evidenced by a Rights certificate issued under one or more Rights agreements between us and a Rights agent which will act solely as our agent in connection with the Rights and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of Rights. We may issue securities in units (“Units”), each consisting of two or more types of securities. For example, we might issue Units consisting of a combination of common stock and warrants to purchase common stock. If we issue Units, the prospectus supplement relating to the Units will contain the information described above with regard to each of the securities that is a component of the Units. In addition, the prospectus supplement relating to the Units will describe the terms of any Units we issue. The forms of any such certificates and agreements will be filed as exhibits to the registration statement of which this prospectus is a part by amendment thereof or as exhibits to a Current Report on Form 8-K incorporated herein by reference, and the accompanying prospectus supplement and such forms may add, update or change the terms and conditions of the Rights or Units described in this prospectus.
The following description of material terms and provisions of Rights and Units will generally apply to the Rights and/or Units offered by this prospectus unless we provide otherwise in the applicable prospectus supplement, which may specify different or additional terms. The following summaries are subject to, and qualified in their entirety by reference to, all the provisions of the form of Rights and/or the Rights agreement and Rights certificate, as applicable, and any supplemental agreements applicable to a particular series of Rights and/or Units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of Rights or Units that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of Rights and/or the Rights agreement and Right certificates, as applicable, and any supplemental agreements, that contain the terms of the Rights.
The particular terms of each issue of Rights or Units will be described in the applicable prospectus supplement, including, as applicable:
•the title of the Rights or Units;
•any initial offering price;
•the title, aggregate principal amount or number and terms of the securities purchasable upon exercise of the Rights;
•the principal amount or number of securities purchasable upon exercise of each Right and the price at which that principal amount or number may be purchased upon exercise of each Right;
•the currency or currency units in which any offering price and any exercise price are payable;
•the title and terms of any related securities with which the Rights are issued and the number of the Rights issued with each security;
•any date on and after which the Rights or Units and the related securities will be separately transferable;
•any minimum or maximum number of Rights that may be exercised at any one time;
•the date on which the right to exercise the Rights will commence and the date on which the right will expire;
•a discussion of U.S. federal income tax, accounting or other considerations applicable to the Rights or Units;
•whether the Rights represented by the Rights certificates, if applicable, will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•any anti-dilution provisions of the Rights or Units;
•any redemption or call provisions applicable to the Rights;
•any provisions for changes to or adjustments in the exercise price of any Rights; and
•any additional terms of the Rights or Units, including terms, procedures and limitations relating to exchange and exercise of the Rights or Units.
Rights certificates will be exchangeable for new Rights certificates of different denominations and, if in registered form, may be presented for registration of transfer, and Rights may be exercised, at the corporate trust office of the Rights agent or any other office indicated in the related prospectus supplement. Before the exercise of Rights, holders of Rights will not be entitled to payments of any dividends, principal, premium or interest on securities purchasable upon exercise of the Rights, to vote, consent or receive any notice as a holder of and in respect of any such securities or to enforce any covenants in any indenture, or to exercise any other rights whatsoever as a holder of securities purchasable upon exercise of the Rights.

PLAN OF DISTRIBUTION
Our Plan of Distribution
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
•underwritten public offerings;
•negotiated transactions;
•block trades;
•“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or
•through a combination of these methods.
We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of the underwriters, dealers or agents, if any;
•if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
•any delayed delivery arrangements;
•any over-allotment or other options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts, commissions or commissions allowed or reallowed or paid to dealers;
•the identity and relationships of any finders, if applicable; and
•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Morrison & Foerster LLP is acting as counsel in connection with the registration of our securities under the Securities Act. The validity of our common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as set forth in their report which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given their authority as experts in accounting and auditing.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
Skye Bioscience, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

, 2024

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
Subject to Completion, dated May 10, 2024
PROSPECTUS
Up to $100,000,000
Common Stock
We have entered into an Equity Distribution Agreement with Piper Sandler & Co. (“Piper Sandler”), dated May 10, 2024, relating to the shares of our common stock offered by this prospectus (the “Equity Distribution Agreement”). Pursuant to the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000, from time to time through Piper Sandler.
Our common stock is listed on the Nasdaq Global Market under the symbol “SKYE.” On May 9, 2024, the last reported sale price of our common stock on the Nasdaq Global Market was $12.07 per share.
Sales of shares of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market or any other trading market for our common stock. Piper Sandler is not required to sell any specific amount of shares of our common stock but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Piper Sandler and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Piper Sandler for sales of common stock sold pursuant to the Equity Distribution Agreement will be an amount up to 3.0% of the gross sales price per share of common stock sold under the Equity Distribution Agreement. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Piper Sandler. In connection with the sale of the shares of our common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”
Our business and an investment in our common stock involve significant risks. Please read the risks described under the caption “Risk Factors” beginning on page S-6 of this prospectus and the documents incorporated by reference into this prospectus before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Piper Sandler
The date of this prospectus is          , 2024

PROSPECTUS
Neither we nor Piper Sandler have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only in circumstances and in jurisdictions where it is lawful to so do. The information contained or incorporated by reference in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.
S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
To the extent that any statement we make in this prospectus is inconsistent with statements made in any documents incorporated by reference herein that was filed with the SEC before the date of this prospectus, the statements made in this prospectus will be deemed to modify or supersede those made in the documents incorporated by reference herein and therein. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus, including the information incorporated by reference herein and therein before deciding to invest in our common stock.
You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted.
The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.
Unless the context indicates otherwise, as used in this prospectus, the terms “Skye Bioscience,” “Skye,” the “Company,” “we,” “us” and “our” refer to Skye Bioscience, Inc., a Nevada corporation, and its wholly owned subsidiaries.

PROSPECTUS SUMMARY
The following summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus, including the documents incorporated by reference herein, especially the risks of investing in our common stock discussed under the heading “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, in each case which are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus or incorporated by reference herein.
Overview
We are a clinical stage biopharmaceutical company with a mission to pioneer the development of new medicines that unlock the pharmaceutical potential of the endocannabinoid system (“ECS”). Our clinical assets focus on the modulation of cannabinoid receptor 1 (“CB1”) to provide novel treatments and alternatives for diseases caused by metabolic disorders, inflammation, fibrosis and neurodegeneration, such as obesity and glaucoma. Our Phase 2 clinical candidates include nimacimab, a negative allosteric modulating antibody that inhibits peripheral CB1 receptors, currently being developed for the treatment of obesity and SBI-100 Ophthalmic Emulsion (“SBI-100 OE”), a CB1 agonist (activator), currently being developed for the treatment of glaucoma and ocular hypertension. Both of these differentiated drug candidates are focused on distinct opportunities with large unmet needs: 1) Obesity - where a patients now need additional treatments that have the ability to preserve muscle tissue and improve metabolic dysfunction either as new monotherapies or in combination which existing treatments, and 2) Glaucoma - where novel drugs with distinct mechanisms are needed, especially those that are safe, well-tolerated and have neuroprotective potential. We have filed and successfully opened an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for nimacimab in obesity, and we plan to launch a Phase 2 clinical trial to evaluate nimacimab for the treatment of obesity as monotherapy compared against placebo, as well as evaluate the combination of nimacimab and a GLP-1 agonist in Q3 2024, with final data in late 2025. We are also continuing clinical development of SBI-100 OE for glaucoma and ocular hypertension, with the first data read out from our recently completed Phase 2a trial anticipated in Q2 2024.
Corporate Information
We were incorporated in the State of Nevada on March 16, 2011. Our Common Stock is listed on the Nasdaq Global Market under the symbol “SKYE”. Our principal executive offices are located at 11250 El Camino Real, Suite 100, San Diego, CA 92130, and our telephone number is (858) 410-0266. In August 2019, we formed a subsidiary in Australia, called SKYE Bioscience Australia for the purpose of undertaking preclinical and clinical studies in Australia. Our website is located at http://www.skyebioscience.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. We have included our website in this prospectus solely as an inactive textual reference. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering
Up to 8,285,004 shares (as more fully described in the notes following this table), assuming sales of $100,000,000 of shares of our common stock in this offering at an offering price of $12.07 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on May 9, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
“At-the-market” offering that may be made from time to time on the Nasdaq Global Market or such other national securities exchange on which our common stock is then listed through Piper Sandler. See “Plan of Distribution” on page S-16 of this prospectus.

Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical and preclinical development of our pipeline candidates. See “Use of Proceeds” on page S-10 of this prospectus.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“SKYE”
The number of shares of common stock to be outstanding after the offering is based on 28,062,907 shares of common stock outstanding as of March 31, 2024 and exclude:
•1,201,398 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;
•1,122,777 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2024;
•9,978,739 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2024, with a weighted average exercise price of $0.001 per share;
•3,280,940 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, at a weighted average exercise price of $10.52;
•968,922 shares of common stock issuable upon conversion of a convertible promissory note outstanding as of March 31, 2024;
•127,034 shares of our common stock reserved for future issuance under our 2014 Amended and Restated Omnibus Incentive Plan as of March 31, 2024, as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2014 Amended and Restated Omnibus Incentive Plan; and

•112,000 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan, as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2022 Employee Stock Purchase Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below, together with the risks under Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 10, 2024 and any subsequent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and all other information contained or incorporated by reference into this prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.
Risks Related to this Offering
If you purchase our shares of our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares of our common stock.
The shares of our common stock sold in this offering from time to time will be sold at various prices; however, we expect that the public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and will suffer substantial dilution with respect to the net tangible book value of those shares of our common stock. Assuming that an aggregate of 8,285,004 shares of our common stock are sold at a public offering price of $12.07 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 9, 2024, for aggregate gross proceeds of approximately $100,000,000, and after deducting estimated commissions and offering expenses payable by us, you would incur immediate dilution of $7.23 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share of $4.84 as of March 31, 2024, after giving effect to this offering. Further, the future exercise of any options or warrants to purchase shares of our common stock and the vesting and settlement of any restricted stock units will result in additional dilution of your investment.
We have broad discretion in the use of our cash, including the net proceeds from this offering, and may not use them effectively.
Our management will have broad discretion in the application of any proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their current intended use. Our failure to apply any proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of SBI-100 Ophthalmic Emulsion (SBI-100 OE) and nimacimab and any other product candidates we may develop. Pending its use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”
Future sales of shares of our common stock, or the perception that such sales may occur, could depress our share price, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception by investors that our stockholders intend to sell substantial amounts of our common stock in the public market, could depress the market price of our common stock even if our business is doing well. All of the shares sold in this offering, as well as shares issued upon the exercise of options granted to persons other than our officers and directors, are freely transferable without restrictions or further registration under the Securities Act. If our large stockholders, including our founders, or any of our other executive officers or directors were to sell a substantial portion of our common stock, or if the market perceived that any such stockholders or other executive officers or directors intends to sell shares of our common stock, such sale or perception could negatively affect our common stock price.
It is not possible to predict the actual number of shares we will sell under the Equity Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to Piper Sandler at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold through Piper Sandler after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the term of the Equity Distribution Agreement, the limits we set with Piper Sandler in any applicable placement notice, and the demand for our common stock during the term of the Equity Distribution Agreement. Because the price per share of each share sold will fluctuate during the term of the Equity Distribution Agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sale of shares of common stock offered under this prospectus.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC, and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our expectations, beliefs, strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
Forward-looking statements included or incorporated by reference into this prospectus include, but are not limited to, statements about the following, among other things:
•the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;
•the timing, progress and results of our clinical studies for SBI-100 Ophthalmic Emulsion (SBI-100 OE) and nimacimab and our estimates regarding the market opportunity for SBI-100 OE and nimacimab if approved;
•the early stage of our product candidates presently under development;
•our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;
•our ability to retain or hire key scientific or management personnel;
•our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•our dependence on University of Mississippi, third party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators, including global supply chain disruptions;
•our ability to develop successful sales and marketing capabilities in the future as needed;
•the size and growth of the potential markets for any of our current product candidates, and the rate and degree of market acceptance of any of our current product candidates;
•competition in our industry;
•regulatory developments in the United States and foreign countries;
•current pending litigation matters, including Wendy Cunning vs Skye Bioscience, Inc.; and

•our anticipated use of net proceeds from offerings of shares of our common stock pursuant to this prospectus.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000, from time to time, in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical and preclinical development of our pipeline candidates.
The expected net proceeds of this offering may not be sufficient for us to fund our product candidates through regulatory approval, and we may need to raise additional capital in order to complete the development and commercialization of our product candidates.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, including the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products, as well as the amount of cash used in our operations. Although we have no present intention or commitment to do so, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we intend to temporarily invest the net proceeds from this offering in short-term, interest- bearing instruments or other investment-grade securities, certificates of deposits or short-term U.S. government securities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of March 31, 2024, our net tangible book value was $78,883,393, or $2.81 per share. Net tangible book value per share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of shares outstanding.
After giving effect to the assumed sale of 8,285,004 of shares of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $12.07 per share, the last reported sale price of our common stock on Nasdaq Global Market on May 9, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $176,083,873, or $4.84 per share. This amount would represent an immediate increase in net tangible book value of $2.03 per share to existing stockholders and an immediate dilution in net tangible book value of $7.23 per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the assumed as adjusted net tangible book value per share after this offering from the assumed price per share paid by an investor in this offering.
The following table illustrates this dilution:

Assumed public offering price per share		$12.07
Net tangible book value per share as of March 31, 2024	2.81
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$2.03
As adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering		4.84
Dilution per share to new investors in this offering		$7.23
The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.07 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $4.93 per share and would result in an increase in the dilution in net tangible book value per share to new investors in this offering of $2.12 per share to $8.14 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $11.07 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.75 per share and would result in a decrease in the dilution in net tangible book value per share to new investors in this offering of $1.94 per share to $6.32 per share, after deducting commissions and estimated offering expenses payable by us.
The foregoing table and calculations are based on 28,062,907 shares of our common stock outstanding as of March 31, 2024, and exclude:
•1,201,398 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;
•1,122,777 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2024;
•9,978,739 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2024, with a weighted average exercise price of $0.001 per share;
•3,280,940 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, at a weighted average exercise price of $10.52;
•968,922 shares of common stock issuable upon conversion of a convertible promissory note outstanding as of March 31, 2024;

•127,034 shares of our common stock reserved for future issuance under our 2014 Amended and Restated Omnibus Incentive Plan as of March 31, 2024, as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2014 Amended and Restated Omnibus Incentive Plan; and
•112,000 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan, as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2022 Employee Stock Purchase Plan.
To the extent that outstanding options are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material features of the common stock of the Company. The following summary does not purport to be complete and is subject to and qualified in its entirety by the Nevada Revised Statutes and other applicable law, as well as the provisions of the Company’s articles of incorporation, as amended and as currently in effect (the “Articles of Incorporation”), which are filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024, and the Company’s amended and restated bylaws, as amended and as currently in effect (the “Bylaws”), which are filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2023. The Company’s stockholders are urged to read the Articles of Incorporation and Bylaws carefully and in their entirety.
Pursuant to the Articles of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 100,200,000 consisting of 100,000,000 shares of common stock, par value $0.001 per share and 200,000 shares of preferred stock, par value $0.001 per share.
Common Stock
General
The holders of common stock of the Company are not entitled to pre-emptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless the board of directors of the Company determines otherwise, the Company will issue all of its capital stock in uncertificated form.
Voting Rights
The holders of shares of our common stock are entitled to one non-cumulative vote per share.
Dividends and Distributions
Subject to preferences that may apply to any shares of the Company’s preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Company’s board of directors may determine.
Liquidation Rights
Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of common stock after payment of liquidation preferences on any Company preferred stock outstanding at that time and any creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Rights of Repurchase
The Company will not have any rights to repurchase shares of its common stock.
Preemptive or Similar Rights
The common stock is not entitled to preemptive rights and is not subject to redemption.
Preferred Stock
The board of directors of the Company has authority to issue shares of Company preferred stock in one or more series, to fix for each such series such voting powers (full or limited, or no voting powers), designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the

Nevada Revised Statutes and any other applicable Law (“Nevada Law”). The issuance of Company preferred stock could have the effect of decreasing the trading price of the shares of common stock, restricting dividends on the Company’s capital stock, diluting the voting power of the common stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company.
Anti-Takeover Provisions
The provisions of our Articles of Incorporation and Bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest, including an attempt that might result in the stockholder’s receipt of a premium over the market price for the stockholder’s shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.
Blank Check Preferred Stock
Our Articles of Incorporation authorize the issuance of up to 200,000 shares of preferred stock in one or more series with such voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights, as are determined by our board of directors in accordance with Nevada law.
Board of Directors
Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Removal of Directors; Vacancies
Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our Articles of Incorporation provide that subject to the rights of any one or more series of preferred stock then outstanding, any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director, or by the stockholders entitled to vote thereon.
No Cumulative Voting
The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our Articles of Incorporation do not permit cumulative voting.
Special Stockholder Meetings
Our Articles of Incorporation provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors or (iii) two or more of the members of our board of directors. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our Bylaws established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.

Exclusive Forum
Our Articles of Incorporation provide that to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, consultants or agents to the corporation or any of our stockholders, (iii) any action arising or asserting a claim arising pursuant to the NRS or any provision of our Articles of Incorporation or Bylaws or (iv) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is ClearTrust, LLC. The transfer agent’s address is 16540 Pointe Village Dr, Suite 210, Lutz, Florida 33558, and its telephone number is 1-813-235-4490. Our shares of common stock were issued in uncertificated form only, subject to limited circumstances.
Nasdaq Global Market
Our common stock is traded on the Nasdaq Global Market under the symbol “SKYE.”

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with Piper Sandler & Co. (“Piper Sandler”), as sales agent, dated May 10, 2024, pursuant to which we may offer and sell up to $100,000,000 in shares of our common stock from time to time.
Piper Sandler will use commercially reasonable efforts to sell on our behalf all shares of our common stock requested to be sold by us, consistent with their normal trading and sales practices, under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct Piper Sandler not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Sandler may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the Equity Distribution Agreement.
Upon delivery of a placement notice to Piper Sandler, Piper Sandler may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market or on any other existing trading market for our common stock. Piper Sandler will provide written confirmation to us at the opening of trading on the Nasdaq Global Market on the day following each day in which our common stock is sold under the Equity Distribution Agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the volume-weighted average price of the shares sold, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with such sales.
We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our common stock. Piper Sandler will be entitled to compensation in an amount up to 3.0% of the gross sales price of all common stock sold through it as sales agent under the Equity Distribution Agreement. We have also agreed to reimburse Piper Sandler for the out-of-pocket reasonable fees and disbursements of their legal counsel, in an amount not to exceed $75,000, in addition to certain ongoing disbursements for their legal counsel. We estimate that the total expenses for this offering, excluding compensation payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $284,780.
Until May 28, 2024, settlement for sales of our common stock will occur on the second business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. After May 28, 2024, settlement for sales of our common stock will occur on the first business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of our common stock sold through Piper Sandler, as sales agent, under the Equity Distribution Agreement, and the net proceeds to us in connection with such sales.
Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.
In connection with the sale of our common stock on our behalf, Piper Sandler will be deemed to be underwriters within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Sandler may be required to make because of such liabilities.
The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Equity Distribution Agreement or (2) termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by Piper Sandler or us at any time upon specified prior written notice.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

LEGAL MATTERS
Morrison & Foerster LLP is acting as counsel in connection with the registration of our securities under the Securities Act. The validity of our common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. Paul Hastings LLP, New York, New York is acting as counsel for Piper Sandler in connection with certain legal matters related to this offering.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as set forth in their report which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skyebioscience.com. The information available on or through our website is not part of this prospectus.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE
The SEC rules allow us to “incorporate by reference” into this prospectus information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus.
These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.
This prospectus and the registration statement of which this prospectus is a part incorporate by reference the information or documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with the SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 22, 2024;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•Our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 12, 2024, March 4, 2024, and March 13, 2024;
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 10, 2024 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Skye Bioscience, Inc.
11250 El Camino Real
Suite 100, San Diego, CA
(858) 410-0266
Attn: Investor Relations

SKYE BIOSCIENCE, INC.
Up to $100,000,000
Common Stock

PROSPECTUS

Piper Sandler
, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. Other than the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$44,280
FINRA fee	45,500
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	20,000
Printing Expenses	25,000
Total	$284,780
__________________
*These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Section 78.7502 of the Nevada Revised Statutes (“NRS”) allows, and the Company wishes to adopt, discretionary indemnification of its directors, officers, employees, and agents as provided below.
Subsection (1) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited-liability company, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person (a) is not in breach of their fiduciary duty which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
Subsection (2) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) was not in breach of their fiduciary duty, which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made for any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Subsection (3) of Section 78.7502 of the NRS provides that, unless a court orders indemnification or amounts are advanced pursuant to NRS 78.751(2) or any discretionary indemnification under Subsections (1) or (2) of NRS 75.7502 must be authorized by a determination that such indemnification is proper. This determination must be made by the stockholders, the majority vote of a quorum of the board of the directors not parties to the action, suit or proceeding, or a written opinion by independent legal counsel ordered by a majority of the directors who were not parties to the action, suit, or proceeding, or a quorum of directors who were not parties to the action, suit or proceeding cannot be obtained.
Subsection (1) of Section 78.751 of the NRS provides for mandatory indemnification of any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.
Additionally, NRS 78.138(7) provides, with limited statutory exceptions relating to a director’s duty when confronted with a change or potential change in control of the corporation, or unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, that a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the presumption that a director has acted in good faith, on an informed basis and with a view to the interest of the corporation has been overcome; (ii) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
Pursuant to the above indemnification provisions, our Articles of Incorporation and Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted under the NRS and other applicable law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons to the full extent provided by the law as stated above.

Item 16.    Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2†	Equity Distribution Agreement, dated as of May 10, 2024, by and between Skye Bioscience, Inc. and Piper Sandler & Co.

3.1
Articles of Incorporation of Skye Bioscience, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Skye Bioscience, Inc. filed with the SEC on March 22, 2024).

3.2	Amended and Restated Bylaws of Skye Bioscience, Inc. (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Skye Bioscience, Inc. filed with the SEC on March 2, 2021).

4.1	Description of Securities (incorporated herein by reference to our Registration Statement on Form 8-A filed with the SEC on April 10, 2024).

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.3*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.4*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.5†	Form of Indenture (including form of Debt Securities).

4.6*	Form of Rights Agreement (including form of Rights).

5.1†	Opinion of Fennemore Craig, P.C.

23.1†	Consent of Marcum LLP

23.2†	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page hereto).

25.1††	Statement of Eligibility of Trustee on Form T-1.

107†	Filing fee table
__________________
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
†Filed herewith.
††    To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as amended, as applicable.
Item 17.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the “Filing Fee Table” filed as an exhibit to the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 10, 2024 .

SKYE BIOSCIENCE, INC.

By:	/s/ Punit Dhillon
Punit Dhillon
Chief Executive Officer, Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Skye Bioscience, Inc., a Nevada corporation, do hereby constitute and appoint Punit Dhillon and Kaitlyn Arsenault, and each of them, as the lawful attorney-in-fact and agent with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorney-in-fact and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Punit Dhillon	May 10, 2024
Punit Dhillon

Its:	Chief Executive Officer, Director
(Principal Executive Officer)

By:	/s/ Kaitlyn Arsenault	May 10, 2024
Kaitlyn Arsenault

Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Margaret Dalesandro	May 10, 2024
Margaret Dalesandro

Its:	Director

By:	/s/ Deborah Charych	May 10, 2024
Deborah Charych

Its:	Director

By:	/s/ Praveen Tyle	May 10, 2024
Praveen Tyle

Its:	Director

By:	/s/ Keith Ward	May 10, 2024
Keith Ward

Its:	Director

By:	/s/ Andrew Schwab	May 10, 2024
Andrew Schwab

Its:	Director

By:	/s/ Paul Grayson	May 10, 2024
Paul Grayson

Its:	Director

By:	/s/ Annalisa Jenkins	May 10, 2024
Annalisa Jenkins

Its:	Director